UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2013 (October 17, 2013)

NEW ENTERPRISE STONE & LIME CO., INC.

(Exact name of registrant as specified in charter)

DELAWARE	333-176538	23-1374051
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

3912 Brumbaugh Road
P.O. Box 77

New Enterprise, PA 16664

(Address of principal executive offices)

(814) 766-2211

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events

On October 17, 2013, New Enterprise Stone & Lime Co., Inc. (the “Company”) issued a press release announcing its second quarter earnings conference call to be held on Thursday, October 24, 2013 at 10:00 a.m. ET.

In addition to reporting its results of operations for the second quarter, the Company announced that during the second quarter of fiscal year 2014, it initiated a cost savings and operational efficiency plan (the “Plan”) as a result of the prolonged economic tightening in its markets and provided certain details about the Plan.

A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference into this Current Report on Form 8-K.

Item 9.01              Financial Statements and Exhibits

d) Exhibits.

No.	Description

99.1	Press Release dated October 17, 2013

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW ENTERPRISE STONE & LIME CO., INC.

	By:	/s/ Paul I. Detwiler, III
Paul I. Detwiler, III
President, Chief Executive Officer and Secretary

Date: October 22, 2013

EXHIBIT INDEX

No.	Description

99.1	Press Release dated October 17, 2013